MiNK Therapeutics Announces Appointment of Dr. Robert Kadlec to Board of Directors

NEW YORK, Oct. 31, 2024 (GLOBE NEWSWIRE) -- MiNK Therapeutics (MiNK, NASDAQ: INKT), a clinical-stage company pioneering the development of allogeneic off-the-shelf, invariant natural killer T (iNKT) cell therapies, today announced the appointment of Dr. Robert Kadlec to its Board of Directors. Dr. Kadlec brings unparalleled expertise in biodefense, pandemic preparedness, and public health strategy, positioning MiNK to accelerate its innovative iNKT cell platform for addressing critical infectious diseases, including pathogen-agnostic acute respiratory distress syndrome (ARDS), emerging threats and immune related diseases.

Dr. Kadlec recently served as the U.S. Senate-confirmed Assistant Secretary for Preparedness and Response (ASPR) at the U.S. Department of Health and Human Services (HHS) where he led interagency responses to public health emergencies and natural disasters. During the COVID-19 pandemic, Dr. Kadlec co-conceived and initiated the vaccine program known as Operation Warp Speed and directed the pandemic response on behalf of HHS. A retired career Air Force officer and physician, he earlier served senior roles in the White House, U.S. Senate, and Department of Defense. His prior roles as Deputy Staff Director for the Senate Select Committee on Intelligence and his work on the Pandemic and All-Hazards Preparedness Act and PREVENT Pandemics Act exemplify his commitment to advancing U.S. health security. Dr. Kadlec previously directed the biodefense strategy at the White House, leading initiatives that shaped national policy for public health emergencies.

“We are thrilled to welcome Dr. Kadlec to our Board of Directors,” said Jennifer Buell, PhD, Chief Executive Officer and President of MiNK Therapeutics. “As we continue to demonstrate the transformative potential of iNKT cells as a pathogen-agnostic approach to ARDS and other immune-related conditions, Dr. Kadlec’s unparalleled expertise in public health and biodefense will be instrumental in advancing our strategic vision. His deep understanding of public health systems, coupled with his proven track record of driving innovation in medical countermeasures, makes him the ideal partner to guide MiNK through our next phase of growth. Together, we aim to harness the power of iNKT cells to address some of the most urgent challenges in global health.”

Dr. Kadlec holds a bachelor’s degree from the United States Air Force Academy, a Doctor of Medicine and a master’s degree in tropical medicine and hygiene from the Uniformed Services University of the Health Sciences, as well as a master’s degree in national security studies from Georgetown University.

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases. MiNK is advancing a pipeline of both native and next generation engineered iNKT programs, with a platform designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. The company is headquartered in New York, NY. For more information, visit https://minktherapeutics.com/ or @MiNK_iNKT. Information that may be important to investors will be routinely posted on our website and social media channels.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential, anticipated benefit, plans and timelines of iNKT cells and encrypted RNA, as well as the collaboration between MiNK and Autonomous Therapeutics. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are subject to risks and uncertainties, including the factors described under the Risk Factors section of the most recent Form 10-K, Form 10-Q and the S-1 Registration Statement filed with the SEC. MiNK cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and MiNK and Autonomous undertake no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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